EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the inclusion in this Annual Report on Form 10-KSB of our report dated January __, 2005 on the consolidated financial statements of MEMS USA, Inc. and to the incorporation by reference of such report into the Registrant's Registration Statement on Form S-8 (SEC File No. 333-120758).


                                        STONEFIELD JOSEPHSON, INC.

Santa Monica, California
January __, 2005